Third Quarter 2024 FINANCIAL RESULTS November 6, 2024

Certain statements contained in this presentation, including statements relating to our plans and strategies, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by Lineage’s use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Such statements are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated, including, but not limited to: general business and economic conditions; continued volatility and uncertainty in the credit markets and broader financial markets, including potential fluctuations in the Consumer Price Index and changes in foreign currency exchange rates; other risks inherent in the real estate business, including customer defaults, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters; the availability of suitable acquisitions and our ability to acquire properties or businesses on favorable terms; our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; our ability to meet budgeted or stabilized returns on our development and expansion projects within expected time frames, or at all; our ability to manage our expanded operations, including expansion into new markets or business lines; our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent and future acquisitions; our failure to successfully integrate and operate acquired or developed properties or businesses; our ability to renew significant customer contracts; the impact of supply chain disruptions, including the impact on labor availability, raw material availability, manufacturing and food production and transportation; difficulties managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas; changes in political conditions, geopolitical turmoil, political instability, civil disturbances, restrictive governmental actions or nationalization in the countries in which we operate; the degree and nature of our competition; our failure to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; continued increases and volatility in interest rates; increased power, labor or construction costs; changes in consumer demand or preferences for products we store in our warehouses; decreased storage rates or increased vacancy rates; labor shortages or our inability to attract and retain talent; changes in, or the failure or inability to comply with, government regulation; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes; our failure to maintain our status as a REIT for U.S. federal income tax purposes; changes in local, state, federal and international laws and regulations, including related to taxation, real estate and zoning laws, and increases in real property tax rates; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us; and other risks discussed in the Company’s filings with the SEC, including our prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended. Therefore, such statements are not intended to be a guarantee of Lineage’s performance in future periods. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Except as required by law, Lineage does not undertake any obligation to update or revise any forward-looking statements contained in this presentation. Safe Harbor Statement 2

• Introduction to Lineage • Q3 Highlights • Capital Deployment • Financial Results • Business Segment Details • Capital Structure • 2024 Outlook • Q&A Agenda 3

Key Investment Highlights 41. As of September 30, 2024. Cold storage is the critical infrastructure of the food supply chain Diversified across commodities, customers and geographies Global leader in a fragmented industry with powerful network benefits Significant external growth opportunities to deploy capital at attractive returns High-quality assets in attractive locations Compounding growth supported by operational excellence and enhanced by technology ~3.0B Cubic Feet 480+ Warehouses 19 Countries $1.3B LTM Adj. EBITDA Lineage at a Glance1

Lineage’s Robust Flywheel of Growth 5 Accretive Capital Deployment in Development Projects and M&A Supports Future NOI Growth Strong Cash Flow and Tax-Efficient REIT Structure Creates Efficient Cost of Capital Increasing NOI and Same Warehouse Growth Yields Additional Investment Capacity

Q3 Highlights

- Completed largest real estate IPO of all time; $5.1B of gross proceeds
- Used IPO proceeds to reduce debt, achieving investment grade credit ratings (BBB+ at Fitch, Baa2 at Moody's)
- Adj. EBITDA +5% YoY to $333M; AFFO +52% to $208M; AFFO/share +20% to $0.90
- Strong operational execution despite market headwinds
- Declared inaugural quarterly dividend, representing annualized rate of $2.11/share
- Deployed $355M of capital, including ColdPoint Logistics acquisition (closed November 1st); well-positioned to continue to execute on attractive pipeline of opportunities



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Capital Deployment

Greenfields and Expansions

- Opened state-of-the-art, fully-automated Hazleton, PA facility
  - 60M people in a ~250-mile radius
  - Leverages proprietary, patented LinOS technology

Acquisitions

- Closed acquisition of Luik Natie for $66M on July 31st
  - Located in the Port of Antwerp-Bruges, Belgium – the second-largest port in Europe
  - Campus offers full suite of freezer, cooler, and transportation services
- Acquired ColdPoint Logistics on November 1st for $223M (profiled on next slide)

Hazleton, PA

27M cubic feet with 85K pallet positions

Adds to portfolio of over 80 fully and semi-automated buildings



Hazleton, PA

Luik Natie



Luik Natie, Port of Antwerp-Bruges

First acquisition after IPO

80% renewable energy

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Case Study: Acquisition of ColdPoint Logistics

Company Overview

- Located in Edgerton, KS (Greater Kansas City), ColdPoint provides storage, handling, and select transportation and value-added services for both export and domestic accounts
- Acquisition expands Lineage's existing presence in strategic Kansas City market
- Enhances Lineage's ability to provide an efficient solution for customers along the protein corridor with direct access to major U.S. ports via onsite rail

21M	621K	62K
Cubic Feet	Square Feet	Pallet Positions
6 Years	**$223M**	**$16M**
Average Age	Purchase Price	2024E EBITDA[1]

Assessment of Strategic Fit

Criteria	Assessment
Attractive Location (Top MSA and/or Port)	✓
Core Cold Storage Warehousing Business	✓
Owned Real Estate	✓
High Quality, Modern Asset	✓
Financially Accretive	✓
Strong Management Team	✓

Location




Falls
Leavenworth
Excelsior Springs
Richmond
Hardin
Liberty
Gladstone
Oskaloosa
Buckner
Kansas City
Grain Valley
Odessa
Shawnee
Overland Park
De Soto
Lee's Summit
Olathe
ColdPoint Logistics
Pleasant Hill
Edgerton
Spring Hill

1. We are not able to provide forward-looking guidance for certain financial data that would make a reconciliation from the most comparable GAAP measure to non-GAAP financial measure for forward-looking EBITDA possible without unreasonable effort. This is due to unpredictable nature of relevant reconciling items from factors such as acquisitions, divestitures, impairments, natural disaster events, restructurings, debt issuances that have not yet occurred, or other events that are out of our control and cannot be forecasted. The impact of such adjustments could be significant.

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Q3 2024 Financial Results

Total Revenue ($M)



$1,256
$1,329
$1,335
Q3 22
Q3 23
Q3 24

Q3 2024

+0.5% vs PY

Adjusted EBITDA ($M)



$277
$316
$333
Q3 22
Q3 23
Q3 24

Q3 2024

+5.4% vs PY

AFFO ($M)



$129
$137
$208
Q3 22
Q3 23
Q3 24

Q3 2024

+51.8% vs PY

AFFO per share



$0.74
$0.75
$0.90
Q3 22
Q3 23
Q3 24

Q3 2024

+20.0% vs PY

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$960 $972 Revenue Q3 23 Q3 24 $367 $383 NOI Q3 23 Q3 24 10 • Same Warehouse NOI +2.4%; compared to +11.0% in Q3 2023 • NOI margin +120 bps vs PY, driven by labor productivity and strong execution; controlling the controllables • Industry continues to rebalance post-Covid and supply chain disruptions • Occupancy stable sequentially but still under pressure from customer inventory rationalization • Expect muted seasonal occupancy pickup in Q4 • Well positioned for strong operating leverage when industry dynamics improve Global Warehousing Segment Total Segment $M Q3 2024 vs PY Total Segment +1.3% Same Warehouse (0.6)% Q3 2024 vs PY Total Segment +4.4% Same Warehouse +2.4% 38.2% margin 39.4% margin Same Warehouse KPIs Q3 2024 vs PY Physical Occupancy 77.6% (160) bps Economic Occupancy 84.1% (190) bps Throughput Pallets 11.3M (1.7)%

11 • Global Integrated Solutions offerings help drive benefits for Global Warehousing • Challenging demand environment for transportation solutions due to lower volumes and excess capacity • Similar environment expected for Q4 Global Integrated Solutions Segment $369 $363 Revenue Q3 23 Q3 24 $63 $56 NOI Q3 23 Q3 24 $M 17.1% margin 15.4% margin Q3 2024 vs PY Revenue (1.6)% NOI (11.1)% Total Segment

• Used net proceeds from IPO to repay: • Remaining DDTL balance of $2.4B • Remaining ICE 5 CMBS balance of $1.3B • $1.2B of revolver balance • Total debt outstanding of $5.0B; total debt and debt-like-obligations of $6.8B • Leverage ratio of 4.9x • ~4 years remaining weighted average term • Weighted average interest rate of 2.7% • Total liquidity of $2.1B1, as of 9/30/2024: • ~$400M in available cash1 • $1.7B capacity on revolving credit facility 12 Capital Structure 1. Before acquisition of ColdPoint on November 1, which deployed $223M. As of, Q3 2024 Total Debt $5,014 Debt-like Obligations $1,797 Gross Debt $6,811 Cash and Equivalents ($409) Net Debt $6,402 LTM Adj. EBITDA $1,299 Net Debt/ Adj. EBITDA 4.9x $M Net Debt to Adjusted EBITDA

• FY 2024 AFFO/share: $3.16 - $3.20 • Q4 2024 Outlook • AFFO: $180M - $190M • AFFO/share: $0.70 - $0.74 • Low Single-Digit Same WH NOI Growth (vs +9% PY comp) 2024 Outlook 13Notes: Outlook excludes the impact of unannounced future acquisitions or developments. See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

Q3 Summary

Increasing NOI and Same Warehouse Growth Yields Additional Investment Capacity

Strong Financial Growth: Adj. EBITDA +5% YoY to $333M; AFFO +52% to $208M; AFFO/share +20% to $0.90

Strong operational execution across diverse market conditions

Strong Cash Flow and Tax-Efficient REIT Structure Creates Efficient Cost of Capital

Completed largest real estate IPO of all time; $5.1B of gross proceeds

Used IPO proceeds to reduce debt, achieving investment grade credit ratings (BBB+ at Fitch, Baa2 at Moody's)

Accretive Capital Deployment in Development Projects and M&A Supports Future NOI Growth

Deployed $355M of capital, including ColdPoint Logistics acquisition (closed November 1st)

Well positioned to continue to execute on attractive pipeline of opportunities

Compounding growth to drive shareholder value

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Supplemental Financial and Operating Data 15

Consolidated Balance Sheets 16 (in millions, except par values) September 30, 2024 (unaudited) December 31, 2023 Assets Current assets: Cash and cash equivalents $ 409 $ 68 Restricted cash 3 3 Accounts receivable, net 901 913 Inventories 175 171 Prepaid expenses and other current assets 111 101 Total current assets 1,599 1,256 Non-current assets: Property, plant, and equipment, net 10,665 10,571 Finance lease right-of-use assets, net 1,305 1,243 Operating lease right-of-use assets, net 659 724 Equity method investments 120 113 Goodwill 3,444 3,394 Other intangible assets, net 1,221 1,280 Other assets 243 290 Total assets $ 19,256 $ 18,871 Liabilities, Redeemable Noncontrolling Interests, and Equity Current liabilities: Accounts payable and accrued liabilities $ 1,276 $ 1,137 Accrued dividends and distributions 97 110 Deferred revenue 83 94 Current portion of long-term debt, net 39 24 Total current liabilities 1,495 1,365 Non-current liabilities: Long-term finance lease obligations 1,296 1,305 Long-term operating lease obligations 632 692 Deferred income tax liability 322 370 Long-term debt, net 4,955 8,958 Other long-term liabilities 434 159 Total liabilities 9,134 12,849 Commitments and contingencies (Note 17) Redeemable noncontrolling interests 39 349 Stockholders’ equity: Common stock, $0.01 par value per share – 500 authorized shares; 228 issued and outstanding at September 30, 2024 and 162 issued and outstanding at December 31, 2023 2 2 Additional paid-in capital - common stock 10,744 5,961 Series A preferred stock, $0.01 par value per share – 100 authorized shares; no issued and outstanding shares at September 30, 2024 and less than 1 issued and outstanding shares, with an aggregate liquidation preference of $1 at December 31, 2023 - 1 Retained earnings (accumulated deficit) (1,662) (879) Accumulated other comprehensive income (loss) (58) (34) Total stockholders’ equity 9,026 5,051 Noncontrolling interests 1,057 622 Total equity 10,083 5,673 Total liabilities, redeemable noncontrolling interests, and equity $ 19,256 $ 18,871

Consolidated Statements of Income 17 Three Months Ended September 30, Nine Months Ended September 30, 2024 2023 2024 2023 (in millions, except per share amounts) (unaudited) Net revenues $ 1,335 $ 1,329 $ 4,001 $ 4,008 Cost of operations 897 899 2,672 2,694 General and administrative expense 143 122 394 361 Depreciation expense 156 137 478 402 Amortization expense 54 51 162 155 Acquisition, transaction, and other expense 592 19 612 45 Restructuring, impairment, and (gain) loss on disposals 8 4 23 11 Total operating expense 1,850 1,232 4,341 3,668 Income from operations (515) 97 (340) 340 Other income (expense): Equity income (loss), net of tax - (2) (3) (2) Gain (loss) on foreign currency transactions, net 14 (5) 5 (9) Interest expense, net (82) (126) (369) (357) Gain (loss) on extinguishment of debt (6) - (13) - Other nonoperating income (expense), net 1 (19) 1 (19) Total other income (expense), net (73) (152) (379) (387) Net income (loss) before income taxes (588) (55) (719) (47) Income tax expense (benefit) (45) (5) (48) (8) Net income (loss) (543) (50) (671) (39) Less: Net income (loss) attributable to noncontrolling interests (58) (11) (78) (13) Net income (loss) attributable to Lineage, Inc. $ (485) $ (39) $ (593) $ (26) Other comprehensive income (loss), net of tax: Unrealized gain (loss) on foreign currency hedges and interest rate hedges (46) (10) (56) (29) Foreign currency translation adjustments 115 (78) 29 (29) Comprehensive income (loss) (474) (138) (698) (97) Less: Comprehensive income (loss) attributable to noncontrolling interests (50) (21) (81) (20) Comprehensive income (loss) attributable to Lineage, Inc. $ (424) $ (117) $ (617) $ (77) Basic earnings (loss) per share $ (2.44) $ (0.26) $ (3.54) $ (0.30) Diluted earnings (loss) per share $ (2.44) $ (0.26) $ (3.54) $ (0.30) Weighted average common shares outstanding: Basic 210 162 178 162 Diluted 210 162 178 162

Consolidated Statements of Cash Flows 18 Nine Months Ended September 30, 2024 2023 (in millions) (unaudited) Cash flows from operating activities: Net income (loss) $ (671) $ (39) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Provision for credit losses 3 4 Impairment of long-lived and intangible assets 33 2 Gain on insurance recovery (see Note 17, Commitments and contingencies) (29) - Loss on sale of a subsidiary (see Note 4, Business combinations, asset acquisitions, and divestitures) - 21 Depreciation and amortization 640 557 (Gain) loss on extinguishment of debt, net 13 - Amortization of deferred financing costs and above/below market debt 16 16 Stock-based compensation 171 19 (Gain) loss on foreign currency transactions, net (5) 9 Deferred income tax (71) (48) Vesting of Class D interests (see Note 2, Capital structure and noncontrolling interests) 185 - One-time Internalization expense to Bay Grove (see Note 2, Capital structure and noncontrolling interests) 200 - Other operating activities 15 3 Changes in operating assets and liabilities (excluding effects of acquisitions): - - Accounts receivable 17 36 Prepaid expenses, other assets, and other long-term liabilities (26) (33) Inventories (4) 6 Accounts payable and accrued liabilities and deferred revenue (51) 3 Right-of-use assets and lease obligations 10 9 Net cash provided by operating activities $ 446 $ 565 Cash flows from investing activities: Acquisitions, net of cash acquired $ (113) $ (24) Deposits on pending acquisitions 3 1 Purchase of property, plant, and equipment (486) (605) Proceeds from sale of assets 6 13 Proceeds from insurance recovery on impaired long-lived assets 50 - Other investing activity 4 (30) Net cash used in investing activities $ (536) $ (645)

Consolidated Statements of Cash Flows (continued) 19 Nine Months Ended September 30, 2024 2023 (in millions) (unaudited) Cash flows from financing activities: Capital contributions, net of equity raise costs $ - $ 142 Issuance of common stock in IPO, net of equity raise costs 4,879 - Distributions to stockholders (89) - Distributions to noncontrolling interests (49) (35) Redemption of redeemable noncontrolling interests (6) - Repurchase of common shares for employee income taxes on stock-based compensation (46) - Financing fees (45) - Proceeds from long-term debt 2,481 - Repayments of long-term debt and finance leases (7,087) (72) Payment of deferred and contingent consideration liabilities (46) (33) Borrowings on revolving line of credit 3,804 825 Repayments on revolving line of credit (3,264) (813) Redemption of units issued as stock compensation (2) (13) Redemption of common stock (25) (3) Redemption of OPEUs (75) - Other financing activity (2) (8) Net cash provided by (used in) financing activities $ 428 $ (10) Impact of foreign exchange rates on cash, cash equivalents, and restricted cash 3 0 Net increase (decrease) in cash, cash equivalents, and restricted cash 341 (90) Cash, cash equivalents, and restricted cash at the beginning of the period $ 71 $ 202 Cash, cash equivalents, and restricted cash at the end of the period $ 412 $ 112 Supplemental disclosures of cash flow information: Cash paid for taxes $ 30 $ 32 Cash paid for interest 454 446 Noncash activities: Purchases of property, plant, and equipment in Accounts payable and accrued liabilities 110 52 Assumption of put option liability 103 - Accrued distributions to noncontrolling interests 10 11 Accrued declared common share dividends 87 - Debt assumed on acquisitions 14 3 Net deferred and contingent consideration on acquisitions 12 9 Noncash capital contribution 0 (0) Non-cash common stock issuances 1 - Noncash capital contribution from noncontrolling interests - (2) Equity raise costs 6 -

20 Debt Summary DEBT DETAIL As of September 30, 2024 (in millions) Balance Contracted Interest Rate Stated Maturity Date Unsecured Revolving Credit Facility $1,735 SOFR + 0.925% 2/15/2028 Unsecured Term Loan - Floating 1,000 SOFR + 0.925% 2/15/2029 Total Unsecured Loans $2,735 Private Placement (USD Tranches) – Series A and B 675 2.39% Various Private Placement (EUR Tranches) – Series C, D, G, H and I 691 2.06% Various Private Placement (GBP Tranches) – Series E and F 368 2.05% Various Fuentes 21 Various Various Total Unsecured Notes $1,755 Polar Chicago Real Estate 20 4.30% 6/6/2025 PFS Westfield Real Estate 20 4.78% 12/11/2026 Total CMBS $40 Every Bear 228 4.51% 10/10/2028 Richland (Incl. Expansion) 163 4.10% 1/1/2026 Cool Port 81 SOFR + 1.77% 3/5/2029 Other 9 Various Various Total Other Real Estate Secured Debt $481 Equipment Financing 9 Various Total Debt $5,014 Finance Lease Obligations 1,462 Failed sale-leaseback financing obligations 74 Kloosterboer preference shares 261 Total Debt and Debt-Like Obligations $6,811 Less: Cash and cash equivalents (409) Net Debt $6,402

DEBT COMPOSITION Debt Summary 21Note: As of September 30, 2024. USD $3,690 74% Other $1,324 26% Secured $524 10% Unsecured $4,489 90% Fixed $2,824 56% Floating $2,189 44% Fixed vs Floating Secured vs Unsecured By Currency $M $M $M $M $1,735 $1,000 $637 $549 $459 $163 $228 $33 $20 $820 $89 $2,512 $1,540 2024 2025 2026 2027 2028 2029+ Revolver Term Loan A Other Unsecured Debt CMBS Real Estate Secured Debt Equipment Financing Other Secured Debt

INTEREST EXPENSE SUMMARY Debt Summary 22 Interest Expense (in millions) Current Rate Maturity Q3 2024 Revolver S + 10bps + 0.775% 2/15/2028 $ 30 Term Loan A S + 10bps + 0.925% 2/15/2029 17 Private Placement Notes Various Various 10 CMBS (ICE 5) S + 1.97% 11/9/2025 10 Oakland Cool Port Financing S + 1.76% 5/5/2029 1 Other Debt 4.36% Various 8 Delayed Draw Term Loan S + 1.70% 2/15/2025 11 Total Gross Interest Expense $ 87 Gain on hedge instruments (26) Capitalized interest (2) Interest income (7) Amortization of deferred financing costs and other financing fees 7 Financial lease liabilities interest 23 Interest Expense, net $ 82

HISTORICAL UTILIZATION AND MINIMUM STORAGE GUARANTEES Global Warehouse Segment 23 80.4% 76.8% 77.8% 77.3% 76.7% 77.2% 79.1% 83.4% 81.9% 79.8% 77.7% 80.8% 77.6% 76.6% 75.4% 84.5% 81.1% 82.6% 81.3% 80.2% 81.0% 83.7% 87.7% 87.3% 85.1% 84.3% 87.2% 83.6% 82.9% 82.0% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Physical Utilization Economic Utilization Average Economic and Physical Occupancy in Our Global Warehousing Segment 41.8% 43.5% 43.9% Q1 2024 Q2 2024 Q3 2024 20. 0% 25. 0% 30. 0% 35. 0% 40. 0% 45. 0% 50. 0% Contracts with Minimum Storage Guaranteed & Lease Revenue (as % of Rent and Storage Revenue)

HISTORICAL SAME WAREHOUSE NOI GROWTH – AS REPORTED Global Warehouse Segment 24 22.5% 19.0% 11.0% 9.0% (2.9)% (2.3)% 2.4% Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024

Global Warehouse Segment - Total

CONSOLIDATED FINANCIAL PERFORMANCE

	Three Months Ended September 30,			Nine Months Ended September 30,		
(in millions except revenue per pallet)	2024	2023	Change	2024	2023	Change
Warehouse storage	$508	$515	(1.4)%	$1,534	$1,545	(0.7)%
Warehouse services	$464	$445	4.3%	$1,373	$1,337	2.7%
Total global warehousing segment revenues	**$972**	**$960**	**1.3%**	**$2,907**	**$2,882**	**0.9%**
Power	$58	$58	0.0%	$155	$156	(0.6)%
Labor[1]	$352	$352	0.0%	$1,062	$1,042	1.9%
Other warehouse costs[2]	$179	$183	(2.2)%	$538	$550	(2.2)%
Total global warehousing segment cost of operations	**$589**	**$593**	**(0.7)%**	**$1,755**	**$1,748**	**0.4%**
Global warehousing segment NOI	**$383**	**$367**	**4.4%**	**$1,152**	**$1,134**	**1.6%**
Total global warehousing segment margin	*39.4%*	*38.2%*	*120 bps*	*39.6%*	*39.3%*	*30 bps*
Number of warehouse sites	468	457		468	457	
Warehouse storage[3]						
Average economic occupancy						
Average occupied economic pallets (in thousands)	8,078	8,127	(0.6)%	8,121	8,214	(1.1)%
Economic occupancy percentage	82.0%	84.3%	(230) bps	82.8%	85.6%	(280) bps
Storage revenue per economic occupied pallet	$62.85	$63.36	(0.8)%	$188.87	$187.87	0.5%
Average physical occupancy						
Average physical occupied pallets (in thousands)	7,431	7,485	(0.7)%	7,504	7,656	(2.0)%
Average physical pallet positions (in thousands)	9,849	9,635	2.2%	9,803	9,597	2.1%
Physical occupancy percentage	75.4%	77.7%	(230) bps	76.5%	79.8%	(330) bps
Storage revenue per physical occupied pallet	$68.32	$68.79	(0.7)%	$204.39	$201.56	1.4%
Warehouse services[3]						
Throughput pallets (in thousands)	13,188	12,948	1.9%	39,239	38,437	2.1%
Warehouse services revenue per throughput pallet	$32.21	$31.31	2.9%	$32.08	$31.93	0.5%

1. Labor cost of operations excludes $1 million of stock-based compensation expense for the three months ended September 30, 2024. Excludes $1 million of stock-based compensation expense for the nine months ended September 30, 2024.
2. Includes real estate rent expense of $25 million and $24 million for the three months ended September 30, 2024 and 2023, respectively; and non-real estate rent expense (equipment lease and rentals) of $3 million and $5 million for the three months ended September 30, 2024 and 2023, respectively. Includes real estate rent expense of $75 million and $71 million for the nine months ended September 30, 2024 and 2023, respectively, and non-real estate rent expense (equipment lease and rentals) of $12 million and $16 million for the nine months ended September 30, 2024 and 2023, respectively.
3. Warehouse storage and warehouse services metrics exclude managed sites.

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Global Warehouse Segment – Same Warehouse

SAME WAREHOUSE FINANCIAL PERFORMANCE

(in millions except revenue per pallet)	Three Months Ended September 30, 2024	Three Months Ended September 30, 2023	Change	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023	Change
Warehouse storage	$441	$455	(3.1)%	$1,325	$1,367	(3.1)%
Warehouse services	$402	$393	2.3%	$1,190	$1,189	0.1%
Total same warehouse revenues	**$843**	**$848**	**(0.6)%**	**$2,515**	**$2,556**	**(1.6)%**
Power	$50	$50	0.0%	$133	$136	(2.2)%
Labor	$306	$311	(1.6)%	$922	$923	(0.1)%
Other warehouse costs	$150	$158	(5.1)%	$449	$476	(5.7)%
Total same warehouse cost of operations	**$506**	**$519**	**(2.5)%**	**$1,504**	**$1,535**	**(2.0)%**
Same warehouse NOI	**$337**	**$329**	**2.4%**	**$1,011**	**$1,021**	**(1.0)%**
Total same warehouse margin	*40.0%*	*38.8%*	*120 bps*	*40.2%*	*39.9%*	*30 bps*
Number of warehouse sites	411	411		411	411	
Warehouse storage[1]						
Average economic occupancy						
Average occupied economic pallets (in thousands)	7,005	7,172	(2.3)%	7,038	7,286	(3.4)%
Economic occupancy percentage	84.1%	86.0%	(190) bps	84.3%	87.3%	(300) bps
Storage revenue per economic occupied pallet	$62.92	$63.50	(0.9)%	$188.22	$187.61	0.3%
Average physical occupancy						
Average physical occupied pallets (in thousands)	6,461	6,604	(2.2)%	6,499	6,772	(4.0)%
Average physical pallet positions (in thousands)	8,331	8,341	(0.1)%	8,350	8,342	0.1%
Physical occupancy percentage	77.6%	79.2%	(160) bps	77.8%	81.2%	(340) bps
Storage revenue per physical occupied pallet	$68.22	$68.95	(1.1)%	$203.81	$201.86	1.0%
Warehouse services[1]						
Throughput pallets (in thousands)	11,272	11,471	(1.7)%	33,586	34,259	(2.0)%
Warehouse services revenue per throughput pallet	$32.45	$31.29	3.7%	$32.34	$31.84	1.6%

1. Warehouse storage and warehouse services metrics exclude managed sites.

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Global Warehouse Segment – Non-Same Warehouse

NON-SAME WAREHOUSE FINANCIAL PERFORMANCE

(in millions except revenue per pallet)	Three Months Ended September 30, 2024	2023	Change	Nine Months Ended September 30, 2024	2023	Change
Warehouse storage	$67	$60	11.7%	$209	$178	17.4%
Warehouse services	$62	$52	19.2%	$183	$148	23.6%
Total non-same warehouse revenues	**$129**	**$112**	**15.2%**	**$392**	**$326**	**20.2%**
Power	$8	$8	0.0%	$22	$20	10.0%
Labor	$46	$41	12.2%	$140	$119	17.6%
Other warehouse costs	$29	$25	16.0%	$89	$74	20.3%
Total non-same warehouse cost of operations	**$83**	**$74**	**12.2%**	**$251**	**$213**	**17.8%**
Non-same warehouse NOI	**$46**	**$38**	**21.1%**	**$141**	**$113**	**24.8%**
Total non-same warehouse margin	*35.7%*	*33.9%*	*180 bps*	*36.0%*	*34.7%*	*130 bps*
Number of warehouse sites	57	46		57	46	
Warehouse storage[1]						
Average economic occupancy						
Average occupied economic pallets (in thousands)	1,073	955	12.4%	1,083	928	16.7%
Economic occupancy percentage	70.7%	73.8%	(310) bps	74.5%	73.9%	60 bps
Storage revenue per economic occupied pallet	$62.41	$62.36	0.1%	$193.11	$189.94	1.7%
Average physical occupancy						
Average physical occupied pallets (in thousands)	970	881	10.1%	1,005	884	13.7%
Average physical pallet positions (in thousands)	1,518	1,294	17.3%	1,453	1,255	15.8%
Physical occupancy percentage	63.9%	68.1%	(420) bps	69.2%	70.4%	(120) bps
Storage revenue per physical occupied pallet	$69.02	$67.62	2.1%	$208.10	$199.29	4.4%
Warehouse services[1]						
Throughput pallets (in thousands)	1,916	1,477	29.7%	5,653	4,178	35.3%
Warehouse services revenue per throughput pallet	$30.80	$31.44	(2.0)%	$30.49	$32.66	(6.6)%

1. Warehouse storage and warehouse services metrics exclude managed sites.

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Global Integrated Solutions Segment 281. Includes railcar leasing. Three Months Ended September 30, Nine Months Ended September 30, (in millions) 2024 2023 Change 2024 2023 Change Global Integrated Solutions segment revenues $363 $369 (1.6)% $1,094 $1,126 (2.8)% Global Integrated Solutions cost of operations $307 $306 0.3% $916 $946 (3.2)% Global Integrated Solutions segment NOI $56 $63 (11.1)% $178 $180 (1.1)% Global Integrated Solutions margin 15.4% 17.1% (170) bps 16.3% 16.0% 30 bps CONSOLIDATED FINANCIAL PERFORMANCE Global Integrated Solutions Breakdown Transportation1, 61% Food Service & Redistribution, 29% Direct-to- Consumer, 10% LTM Revenue

Capital Expenditures

RECURRING MAINTENANCE CAPITAL EXPENDITURES

(in millions)	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	YoY Change
Global warehousing	$34	$57	$20	$34	$38	11.8%
Global integrated solutions	$9	$9	$5	$4	$1	(88.9)%
Information technology and other	$7	$22	$5	$10	$6	(14.3)%
Recurring maintenance capital expenditures	**$50**	**$88**	**$30**	**$48**	**$45**	**(10.0)%**

INTEGRATION CAPITAL EXPENDITURES

(in millions)	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	YoY Change
Global warehousing	$13	$15	$8	$10	$14	7.7%
Global integrated solutions	$3	$1	-	$1	-	-
Information technology and other	$1	-	$9	$4	$5	400.0%
Integration capital expenditures	**$17**	**$16**	**$17**	**$15**	**$19**	**11.8%**

EXTERNAL GROWTH CAPITAL EXPENDITURES, EXCLUDING ACQUISITIONS

(in millions)	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	YoY Change
Greenfield and expansion expenditures	$56	$47	$36	$95	$66	17.9%
Energy and economic return initiatives	$23	$19	$22	$25	$24	4.3%
Information technology transformation and growth initiatives	$21	$19	$12	$15	$23	9.5%
External growth capital investments	**$100**	**$85**	**$70**	**$135**	**$113**	**13.0%**

TOTAL CAPITAL EXPENDITURES

(in millions)	Q3 2023	Q4 2023	Q1 2024	Q2 2024	Q3 2024	YoY Change
Recurring maintenance capital expenditures	$50	$88	$30	$48	$45	(10.0)%
Integration capital expenditures	$17	$16	$17	$15	$19	(9.5)%
External growth capital investments	$100	$85	$70	$135	$113	13.0%
Total capital expenditures	**$167**	**$189**	**$117**	**$198**	**$177**	**3.5%**

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GROWTH CAPITAL EXPENDITURES: GREENFIELD AND EXPANSION PROJECTS Capital Expenditures 30 Notes: Values expressed in millions unless otherwise stated. Totals may not sum due to rounding. 1. Total Cost is actual capex spend in addition to any forecasted capex spend subsequent to Go Live for projects that have gone live. Does not include third party costs. 2. Remaining Spend is total project cost less actual spend to date. 3. Percentage of last twelve months revenue less operating expenses divided by stabilized revenue less operating expenses. 4. Defined as stabilized revenue less operating expenses divided by total cost. Greenfield and Expansion Projects Completed Within The Last 36 Months and in Process Project Vintage (Months) Project Count Square Feet (in millions) Cubic Feet (in millions) Pallet Positions (in thousands) Total Cost (in millions)(1) Remaining Spend (in millions)(2) LTM NOI (in millions) Estimated Stabilized NOI (in millions) Stabilized NOI Achieved(3) Estimated Stabilized ROIC(4) 25-36 10 1.2 86 243 $367 $0 $31 $34 91% 9% 13-24 9 1.3 57 202 396 3 23 43 52% 11% 1-12 4 0.9 53 155 274 14 (11) 32 (35)% 12% 1-36 23 3.4 196 600 $1,037 $16 $43 $110 39% 11% In Process 6 0.7 35 130 $325 $158 $(1) $36 0% 11% Total 29 4.1 230 730 $1,362 $174 $41 $145 28% 11%

Repair and Maintenance Expenditures 31 (in millions) Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 YoY Change Global warehousing $35 $39 $33 $36 $40 14.3% Global integrated solutions $14 $17 $14 $13 $13 (7.1)% Repair and maintenance expenditures $49 $56 $47 $49 $53 8.2%

Additional Modeling Support 32 (in millions) Q3 2024 Expected Q4 2024 Weighted average common shares outstanding 210 Partnership common units and OP Units help by Non-Company LPs 21 Equity compensation and other unvested units 1 Adjusted diluted weighted average common shares outstanding 232 257 Interest expense, net $82 $60 Warehouse NOI impact from rooftop solar fire damage $(6)

Global Warehouse Segment – Same Warehouse (Q3 2024 Pool)

SAME WAREHOUSE FINANCIAL PERFORMANCE - LAST SIX QUARTERS

	Three Months Ended					
(in millions except revenue per pallet)	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024
Warehouse storage	$457	$455	$454	$444	$440	$441
Warehouse services	398	393	390	393	395	402
Total same warehouse revenues	**$855**	**$848**	**$844**	**$837**	**$835**	**$843**
Power	$44	$50	$41	$41	$42	$50
Labor	308	311	313	308	309	306
Other warehouse costs	159	158	163	152	148	150
Total same warehouse cost of operations	**$511**	**$519**	**$517**	**$501**	**$499**	**$506**
Same warehouse NOI	**$344**	**$329**	**$327**	**$336**	**$336**	**$337**
Total same warehouse margin	*40.2%*	*38.8%*	*38.7%*	*40.1%*	*40.2%*	*40.0%*
Number of warehouse sites	411	411	411	411	411	411
Warehouse storage[1]						
Average economic occupancy						
Average economic occupied pallets (in thousands)	7,273	7,172	7,382	7,079	7,029	7,005
Economic occupancy percentage	87.1%	86.0%	88.5%	84.7%	84.1%	84.1%
Storage revenue per economic occupied pallet	$62.87	$63.50	$61.46	$62.69	$62.61	$62.92
Average physical occupancy						
Average physical occupied pallets (in thousands)	6,794	6,604	6,841	6,561	6,475	6,461
Average physical pallet positions (in thousands)	8,348	8,341	8,345	8,356	8,362	8,331
Physical occupancy percentage	81.4%	79.2%	82.0%	78.5%	77.4%	77.6%
Storage revenue per physical occupied pallet	$67.30	$68.95	$66.32	$67.63	$67.97	$68.22
Warehouse services[1]						
Throughput pallets (in thousands)	11,446	11,471	11,323	11,041	11,273	11,272
Warehouse services revenue per throughput pallet	$31.95	$31.29	$31.56	$32.66	$31.92	$32.45

Note: Same Warehouse figures based on the Q3 2024 Same Store asset pool.

1. Warehouse storage and warehouse services metrics exclude managed sites.

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34 Appendix: Non-GAAP Reconciliations

NOI RECONCILIATION TO NET INCOME Non-GAAP Reconciliations 35 Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. 1. NOI Margin is calculated as NOI divided by revenues. 2. Reflects year-over-year growth for each respective period. Three Months Ended September 30, Nine Months Ended September 30, (in millions) 2023 2024 2023 2024 Net Income (Loss) $(50) $(543) $(39) $(671) Stock-based compensation expense in cost of operations - 1 - 1 General and administrative expense 122 143 361 394 Depreciation expense 137 156 402 478 Amortization expense 51 54 155 162 Acquisition, transaction, and other expenses 19 592 45 612 Restructuring, impairment, and (gain) loss on disposals 4 8 11 23 Equity (income) loss, net of Tax 2 - 2 3 (Gain) loss on foreign currency transactions, net 5 (14) 9 (5) Interest expense, net 126 82 357 369 (Gain) loss on extinguishment of Debt - 6 - 13 Other nonoperating (income) expense, net 19 (1) 19 (1) Income tax expense (benefit) (5) (45) (8) (48) NOI $430 $439 $1,314 $1,330 Net revenues $1,329 $1,335 $4,008 $4,001 NOI Margin1 32.4% 32.9% 32.8% 33.2% NOI Growth2 2.1% 1.2%

Non-GAAP Reconciliations

NOI RECONCILIATION TO NET INCOME - LAST SIX QUARTERS (Q3 2024 POOL)

	Three Months Ended					
(in millions)	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024
Net Income (Loss)	$(8)	$(50)	$(57)	$(48)	$(80)	$(543)
Stock-based compensation expense in cost of operations	-	-	-	-	-	1
General and administrative expense	124	122	141	124	127	143
Depreciation expense	136	137	150	158	164	156
Amortization expense	52	51	53	53	55	54
Acquisition, transaction, and other expenses	15	19	15	8	12	592
Restructuring, impairment, and (gain) loss on disposals	3	4	21	-	15	8
Equity (income) loss, net of Tax	-	2	1	2	1	-
(Gain) loss on foreign currency transactions, net	3	5	(13)	11	(2)	(14)
Interest expense, net	116	126	133	139	148	82
(Gain) loss on extinguishment of Debt	-	-	-	7	-	6
Other nonoperating (income) expense, net	-	19	-	-	-	(1)
Income tax expense (benefit)	-	(5)	(6)	(10)	7	(45)
NOI	**$441**	**$430**	**$438**	**$444**	**$447**	**$439**
NOI by Segment						
Global warehousing NOI	$381	$367	$375	$385	$384	$383
Global integrated solutions NOI	60	63	63	59	63	56
Total NOI	**$441**	**$430**	**$438**	**$444**	**$447**	**$439**
Global warehousing NOI						
Same warehouse NOI (Q3 2024 pool)	$344	$329	$327	$336	$336	$337
Non-same warehouse NOI	37	38	48	49	48	46
Total global warehousing NOI	**$381**	**$367**	**$375**	**$385**	**$384**	**$383**
Same store warehouses (Q3 2024 pool)	411	411	411	411	411	411

Notes: Same Warehouse figures based on the Q3 2024 Same Store asset pool. See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

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ADJUSTED EBITDA RECONCILIATION TO NET INCOME Non-GAAP Reconciliations 37Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. Three Months Ended September 30, (in millions) 2022 2023 2024 Net Income (loss) $(42) $(50) $(543) Adjustments: Depreciation and amortization expense 167 188 210 Interest expense, net 93 126 82 Income tax expense (benefit) 13 (5) (45) EBITDA $231 $259 $(296) Adjustments: Net loss (gain) on sale of real estate assets - 5 2 Impairment write-downs on real estate property - 1 4 Allocation of EBITDAre of noncontrolling interests (2) - (1) EBITDAre $229 $265 $(291) Adjustments: Net (gain) loss on sale of non-real estate assets - (1) - Other nonoperating (income) expense, net (2) 19 (1) Acquisition, restructuring, and other 26 20 470 Technology transformation - - 5 (Gain) loss on property destruction - - (5) Interest expense and tax expense from unconsolidated JVs 1 - 2 Depreciation and amortization expense from unconsolidated JVs 1 1 2 (Gain) loss on foreign currency transactions, net 16 5 (14) Stock-based compensation expense 7 8 160 (Gain) loss on extinguishment of debt (1) - 6 Allocation adjustments of noncontrolling interests - (1) (1) Adjusted EBITDA $277 $316 $333 Net revenues $1,256 $1,329 $1,335 Adjusted EBITDA as a % of Revenue 22.1% 23.8% 24.9% Adjusted EBITDA Growth 14.1% 5.4%

ADJUSTED EBITDA RECONCILIATION TO NET INCOME – LAST TWELVE MONTHS (LTM) Non-GAAP Reconciliations 38Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. Three Months Ended Twelve Months Ended (in millions) December 31, 2023 March 31, 2024 June 30, 2024 September 30, 2024 September 30, 2024 Net Income (loss) $(57) $(48) $(80) $(543) $(728) Adjustments: Depreciation and amortization expense 203 211 219 210 843 Interest expense, net 133 139 148 82 502 Income tax expense (benefit) (6) (10) 7 (45) (54) EBITDA $273 $292 $294 $(296) $563 Adjustments: Net loss (gain) on sale of real estate assets 1 - 3 2 6 Impairment write-downs on real estate property - - 5 4 9 Allocation of EBITDAre of noncontrolling interests (1) (1) - (1) (3) EBITDAre $273 $291 $302 $(291) $575 Adjustments: Net (gain) loss on sale of non-real estate assets 5 (1) (1) - 3 Other nonoperating (income) expense, net - - - (1) (1) Acquisition, restructuring, and other 23 9 17 470 519 Technology transformation - 3 7 5 15 (Gain) loss on property destruction - - 1 (5) (4) Interest expense and tax expense from unconsolidated JVs 1 - 2 2 5 Depreciation and amortization expense from unconsolidated JVs 1 1 2 2 6 (Gain) loss on foreign currency transactions, net (13) 11 (2) (14) (18) Stock-based compensation expense 6 5 6 160 177 (Gain) loss on extinguishment of debt - 7 - 6 13 Impairment of intangible assets 7 - - - 7 Allocation adjustments of noncontrolling interests 2 1 - (1) 2 Adjusted EBITDA $305 $327 $334 $333 $1,299

ADJUSTED FFO RECONCILIATION TO NET INCOME Non-GAAP Reconciliations 39Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. Three Months Ended September 30, (in millions) 2022 2023 2024 Net Income (loss) $(42) $(50) $(543) Adjustments: Real estate depreciation 81 82 89 In-place lease intangible amortization 2 2 1 Net loss (gain) on sale of real estate assets - 4 2 Impairment write-downs on real estate property - - 4 Real estate depreciation, (gain) loss on sale of real estate and real estate impairments on unconsolidated JVs 1 1 1 Allocation of noncontrolling interests (3) - - FFO $39 $39 $(446) Adjustments: Net (gain) loss on sale of non-real estate assets - (1) - Finance lease ROU asset amortization - real estate related 18 18 17 Other nonoperating (income) expense, net (2) 19 (1) Acquisition, restructuring, and other 26 19 473 Technology transformation - - 5 (Gain) Loss from property destruction - - (5) (Gain) loss on foreign currency transactions, net 16 5 (14) (Gain) loss on extinguishment of debt (1) - 6 Core FFO $96 $99 $35 Adjustments: Non-real estate depreciation and amortization 73 81 93 Finance lease ROU asset amortization - non-real estate 3 5 8 Amortization of deferred financing costs 5 4 5 Amortization of debt discount / premium (1) - 1 Deferred income taxes expense (benefit) (24) (16) (47) Straight line net operating rent - 2 (1) Amortization of above market leases 1 - - Stock-based compensation expense 7 9 160 Recurring maintenance capital expenditures (33) (48) (45) Allocation related to unconsolidated JVs - 1 1 Allocation of noncontrolling interests 2 - (2) Adjusted FFO $129 $137 $208 Reconciliation of weighted average common shares outstanding: Weighted average common shares outstanding 150 162 210 Partnership common units and OP units held by Non-Company LPs 20 20 21 Equity compensation and other unvested units - - 1 Adjusted diluted weighted average common shares outstanding 175 182 232 Adjusted FFO per diluted common share $0.74 $0.75 $0.90

NET DEBT RECONCILIATION Non-GAAP Reconciliations 40Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. As of September 30, (in millions) 2024 Total debt, net $4,994 Finance lease obligations 1,462 Failed sale-leaseback financing obligations 74 Kloosterboer preference shares 261 Total debt and debt-like obligations $6,791 Deferred financing costs 18 Above/below market debt, net 2 Gross debt $6,811 Less: Cash and cash equivalents 409 Net debt $6,402 Adjusted EBITDA (for the twelve months ended) $1,299 Net debt to Adjusted EBITDA 4.9x

We use the following non-GAAP financial measures as supplemental performance measures of our business: segment NOI, FFO, Core FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, and net debt. We also use same warehouse and non-same warehouse metrics. We calculate total segment NOI as our total revenues less our cost of operations (excluding any depreciation and amortization, general and administrative expense, stock-based compensation expense, restructuring and impairment expense, gain and loss on sale of assets, and acquisition, transaction, and other expense. We use segment NOI to evaluate our segments for purposes of making operating decisions and assessing performance in accordance with ASC 280, Segment Reporting. We believe segment NOI is helpful to investors as a supplemental performance measure to net income because it assists both investors and management in understanding the core operations of our business. There is no industry definition of segment NOI and, as a result, other REITs may calculate segment NOI or other similarly- captioned metrics in a manner different than we do. We calculate “same warehouse NOI” as revenues for the same warehouse population less its cost of operations (excluding any depreciation and amortization, general and administrative expenses, stock-based compensation expense, restructuring and impairment expense, gains and losses on sale of assets, and acquisition, transaction, and other expense). We evaluate the performance of the warehouses we own, lease, or manage using a “same warehouse” analysis, and we believe that same warehouse NOI is helpful to investors as a supplemental performance measure because it includes the operating performance from the population of properties that is consistent from period to period, thereby eliminating the effects of changes in the composition of our warehouse portfolio on performance measures. We calculate EBITDA for Real Estate, or EBITDAre, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defined as earnings before interest income or expense, taxes, depreciation and amortization, net loss or gain on sale of real estate, net of withholding taxes, impairment write-downs on real estate property, and adjustments to reflect our share of EBITDAre of partially owned entities. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and useful life of related assets among otherwise comparable companies We also calculate our Adjusted EBITDA as EBITDAre further adjusted for the effects of gain or loss on the sale of non-real estate assets, gain or loss on the destruction of property (net of insurance proceeds), other nonoperating income or expense, acquisition, restructuring, and other expense, foreign currency exchange gain or loss, stock-based compensation expense, loss or gain on debt extinguishment and modification, impairment of investments in non-real estate, technology transformation, and reduction in EBITDAre from partially owned entities. We believe that the presentation of Adjusted EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDAre but which we do not believe are indicative of our core business operations. EBITDAre and Adjusted EBITDA are not measurements of financial performance under GAAP, and our EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDAre and Adjusted EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Our calculations of EBITDAre and Adjusted EBITDA have limitations as analytical tools, including the following: • these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures; • these measures do not reflect changes in, or cash requirements for, our working capital needs; • these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness; • these measures do not reflect our tax expense or the cash requirements to pay our taxes; and • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements. We use EBITDA, EBITDAre and Adjusted EBITDA as measures of our operating performance and not as measures of liquidity. (continued on following slide) Non-GAAP Financial Measures 41

(continued) We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the NAREIT. NAREIT defines FFO as net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, in-place lease intangible amortization, real estate asset impairment, and our share of reconciling items for partially owned entities. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization, and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We calculate core funds from operations, or Core FFO, as FFO adjusted for the effects of gain or loss on the sale of non-real estate assets, gain or loss on the destruction of property (net of insurance proceeds), finance lease ROU asset amortization real estate, non-real estate impairments, acquisition, restructuring and other, other nonoperating income or expense, loss on debt extinguishment and modifications and the effects of gain or loss on foreign currency exchange. We also adjust for the impact attributable to non-real estate impairments on unconsolidated joint ventures and natural disaster. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential. However, because FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of recurring maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of FFO and Core FFO as a measure of our performance may be limited. We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of amortization of deferred financing costs, amortization of debt discount/premium amortization of above or below market leases, straight-line net operating rent, provision or benefit from deferred income taxes, stock-based compensation expense from grants under our equity incentive plans, non-real estate depreciation and amortization, non-real estate finance lease ROU asset amortization, and recurring maintenance capital expenditures. We also adjust for Adjusted FFO attributable to our share of reconciling items of partially owned entities. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities. FFO, Core FFO, Adjusted FFO, and Adjusted FFO per diluted share are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO, Adjusted FFO, and Adjusted FFO per diluted share should be evaluated along with GAAP net income and net income per diluted share (the most directly comparable GAAP measures) in evaluating our operating performance. FFO, Core FFO, and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our condensed consolidated financial statements included elsewhere in this Quarterly Report. FFO, Core FFO, and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. We are not able to provide forward-looking guidance for certain financial data that would make a reconciliation from the most comparable GAAP measure to non-GAAP financial measure for forward-looking Adjusted FFO per share possible without unreasonable effort. This is due to unpredictable nature of relevant reconciling items from factors such as acquisitions, divestitures, impairments, natural disaster events, restructurings, debt issuances that have not yet occurred, or other events that are out of our control and cannot be forecasted. The impact of such adjustments could be significant. We calculate net debt as our gross debt (defined as total debt, net plus finance lease obligations, failed sale-leaseback financing obligations, deferred financing costs, above/below market debt, net and the Kloosterboer preference shares), less cash and cash equivalents. Adjusted net debt to Adjusted EBITDA is calculated using adjusted net debt as of period end divided by Adjusted EBITDA for the twelve months then ended. We use this ratio to evaluate our capital structure and financial leverage. This ratio is also commonly used in our industry, and we believe it provides investors, lenders and rating agencies a meaningful supplemental measure of our ability to repay and service our debt obligations. Other REITs may also calculate this ratio or other similarly-captioned metrics in a manner different than we do. Non-GAAP Financial Measures 42

C O N TA C T Thank you 43 Evan Barbosa VP, Investor Relations ir@onelineage.com